UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2013

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-19001	84-1070932
(Commission File Number)	(IRS Employer Identification No.)

3001 Griffin Road, Dania Beach, Florida	33312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 766-5351

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Settlement of Litigation

On March 1, 2013, Vapor Corp., as defendant (the “Company”), and Ruyan Investment (Holdings) Limited, as plaintiff (“Ruyan”), settled the multi-defendant federal patent infringement lawsuit known as Ruyan Investment (Holdings) Limited vs. Vapor Corp. et. al. 2:11 CV-06268- GAF-FFM pending in the United States District Court for the Central District of California as to them pursuant to a settlement agreement by and between them. Under the terms of the settlement agreement:

•

The Company acknowledged the validity of Ruyan’s U.S. Patent No. 7,832,410 for “Electronic Atomization Cigarette” (the “410 Patent”), which had been the subject of Ruyan’s patent infringement claim against the Company;

•	The Company paid Ruyan a lump sum payment of $12,000 for the Company’s previous sales of electronic cigarettes based on the 410 Patent; and

•

On March 1, 2013, in conjunction with releasing one another (including their respective predecessors, successors, officers, directors and employees, among others) from claims related to the 410 Patent, the Company and Ruyan filed a Stipulated Judgment and Permanent Injunction with the above Court dismissing with prejudice all claims which have been or could have been asserted by them in the lawsuit.

Stay of Litigation

On February 25, 2013, Ruyan’s second federal patent infringement lawsuit against the Company known as Ruyan Investment (Holdings) Limited vs. Vapor Corp. CV-12-5466 also pending before the United States District Court for the Central District of California was stayed as a result of the Court granting a stay in another patent infringement lawsuit filed by Ruyan against another defendant with which Ruyan’s patent infringement lawsuit against the Company as well as 8 other separate patent infringement lawsuits filed by Ruyan against other defendants have been previously assigned to the Court and consolidated for discovery and other pre-trial purposes.

The Court granted the motion to stay Ruyan’s separate lawsuits against the Company and the other defendants because one of the defendants has filed a request for inter partes reexamination of United States Patent No. 8,156,944 (the “944 Patent”), which is the subject of Ruyan’s patent infringement claims against the Company and other defendants. The purpose of the reexamination of the 944 Patent is to reevaluate its patentability.

As a result of the stay, all of the lawsuits involving the 944 Patent have been stayed until the reexamination is completed. As a condition to granting the stay of all the lawsuits, the Court has required any other defendant who desires to seek reexamination of the 944 Patent and potentially seek another stay (or an extension of the existing stay) based on any such reexamination to seek such reexamination no later than July 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.
(Registrant)

By:	/s/Harlan Press
Harlan Press
Chief Financial Officer

Date: March 6, 2013